UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 11, 2006

TLC Vision Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

New Brunswick	0-29302	980151150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5280 Solar Drive, Suite 100, Mississauga, Ontario		L4W 5M8
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(905) 602-2020

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 11, 2006 TLC Vision Corporation announced the reduction of its ownership in OccuLogix, Inc. to 49%. TLC has long stated its objective to reduce its ownership of OccuLogix to below 50% in order to remove the requirement to consolidate OccuLogix's financial results, thus providing more clarity to TLC shareholders. On April 11, 2006 TLC sold 800,000 shares of OccuLogix stock via the facilities of the Toronto Stock Exchange. TLC maintains ownership of 49%, or approximately 20.7 million outstanding shares of OccuLogix.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 April 11, 2006 Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLC Vision Corporation

April 12, 2006	By:	/s/ Brian L. Andrew

Name: Brian L. Andrew
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	April 11, 2006 Press Release